Section 13. NOMINATIONS AND PROPOSALS BY SHAREHOLDERS.

(a)    Annual Meetings of Shareholders. Nominations of persons for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the Trust’s notice of meeting; (ii) by or at the direction of the Trustees; or (iii) by any shareholder of the Trust in accordance with the requirements of Section 13.

(b) Shareholder Nominees in Proxy Statement

(1)Subject to the provisions of this Section 13(b), the Trust shall include in its proxy statement and ballot for any annual meeting of shareholders the name of any person nominated for election (the “Nominee”), by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board all applicable conditions and complied with all applicable procedures set forth in this Section 13(b) (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”). Whenever the Eligible Holder consists of a group of shareholders: (i) each provision in this Section 13(b) that requires the Eligible Holder to provide any written information, statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund) that is a member of such group to provide such information, statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously throughout the three-year period preceding and including the date of submission of the Nomination Notice in order to meet the 3% Ownership requirement), and (ii) a breach of any obligation, agreement or representation under this Section 13(b) by any member of such group shall be deemed a breach by the Eligible Holder. No shareholder may be a member of more than one group of shareholders constituting an Eligible Holder with respect to any annual meeting.

(2)The maximum number of Nominees nominated by all Eligible Holders that will be included in the Trust’s proxy statement with respect to an annual meeting of shareholders shall not exceed the greater of two or 20% of the number of trustees in office as of the last day on which a Nomination Notice may be submitted pursuant to and in accordance with this Section 13(b) or, if such amount is not a whole number, the closest whole number below 20% (the “Maximum Number”). For purposes of determining when the maximum number of Nominees provided for in Section 13 has been reached, each of the following persons shall be counted as one of the Nominees: (i) any individual nominated by an Eligible Holder for inclusion in the Trust’s proxy statement pursuant to Section 13 whose nomination is subsequently withdrawn; and (ii) any individual nominated by an Eligible Holder for inclusion in the Trust’s proxy statement pursuant to Section 13 whom the Board decides to nominate for election to the Board; and (iii) any trustee in office as of the Nomination Notice who was included in the Trust’s proxy statement as a Nominee for either of the two (2) preceding annual meetings of shareholders (including any individual counted as a Nominee pursuant to the immediately preceding clause (ii)) and whom the Board decides to renominate for election to the Board. In the event that one or more vacancies for any reason occurs on the Board after the deadline set forth in this Section 13(b) but before the date of the annual meeting, and the Board resolves to reduce the size of the board in connection therewith, the Maximum Number shall be calculated based on the number of trustees in office as so reduced. Any Eligible Holder submitting more than one Nominee for inclusion in the Trust’s proxy statement pursuant to Section 13 shall rank such Nominees based on the order in which the Eligible Holder desires such Nominees to be selected for inclusion in the Trust’s proxy statement in the event that the total number of Nominees submitted by all Eligible Holders pursuant to Section 13 exceeds the maximum number of Nominees provided for in this Section 13(b). In the event that the number of Nominees submitted by Eligible Holders pursuant to Section 13(b) exceeds the maximum number of Nominees provided for in Section 13(b), the highest ranking Nominee who meets the requirements of Section 13 from each Eligible Holder will be selected for inclusion in the Trust’s proxy statement until the maximum number is reached, going in order of the amount (largest to smallest) of shares of beneficial interest of the Trust each

Eligible Holder disclosed as owned in its Nomination Notice. If the maximum number is not reached after the highest ranking Nominee who meets the requirements of Section 13 from each Eligible Holder has been selected, then the next highest ranking Nominee who meets the requirements of this Section 13(b) from each Eligible Holder will be selected for inclusion in the Trust’s proxy statement, and this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. If, after the deadline for submitting a Nomination Notice as set forth in this Section 13(b), a Nominating Shareholder becomes ineligible or withdraws its nomination or a Nominee becomes unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Trust shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder and may so communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(3)For purposes of this Section 13(b), an “Eligible Holder” is a person who has owned at least 3% of the Trust’s outstanding common shares of beneficial interest (“Required Shares”) continuously for the three-year period preceding and including the date of submission of the Nomination Notice (“Required Holding Period”) and continues to own such minimum amount through the date of the annual shareholder meeting. The foregoing 3% ownership requirement can be satisfied collectively by a group of up to 20 shareholders each of whom has owned its portion of the Trust’s common shares of beneficial interest continuously for the three-year period preceding and including the date of submission of the Nomination Notice. Concurrently with delivery of the Nomination Notice, the Eligible Holder or group of Eligible Holders shall provide to the Secretary of the Trust evidence of its satisfaction of the ownership requirements in a form that the Board or its designee, acting in good faith, determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Securities Exchange Act of 1934 (the “Exchange Act”) (or any successor rule). For purposes of this Section 13(b), an Eligible Holder shall be deemed to “own” only those outstanding shares of beneficial interest of the Trust as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares; and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares: (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed; (y) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell; or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of beneficial interest outstanding of the Trust, if, in any such case, such instrument or agreement has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. Without limiting the foregoing, to the extent not excluded by the immediately preceding sentence, an Eligible Shareholder’s “short position” as defined in Rule 14e-4 under the Exchange Act shall be deducted from the shares otherwise “owned.” A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of trustees and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which: (A) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five business days’ notice and includes with the Nomination Notice an agreement that it will promptly recall such loaned shares upon being notified that any of its Nominees will be included in the Trust’s proxy statement and will continue to hold such shares through the date of the annual meeting; or (B) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of beneficial interest of the Trust are “owned” for these purposes shall be determined by the Board or any committee thereof. For purposes of this Section 13(b), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(4)To be in proper form for purposes of this Section 13(b), the Nomination Notice must include the following:

(i)a written statement by the Eligible Holder setting forth and certifying as to the number of shares it owns and has owned continuously during the Required Holding Period, and the Eligible Holder’s agreement to provide immediate notice if the Eligible Holder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Required Holding Period) verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to the Secretary of the Trust, the Eligible Holder owns, and has owned continuously for the Required Holding Period, the Required Shares, and the Eligible Holder’s agreement to provide, within five business days after the later of the record date for the annual meeting and the date on which notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Holder’s continuous ownership of the Required Shares through the record date;

(iii)a copy of the Schedule 14N (or any successor form) that has been filed with the United States Securities and Exchange Commission (“SEC”) as required by Rule 14a-18 under the Exchange Act;

(iv)the information required by Section 13(c) (including the consent of each Nominee to being named in the proxy statement as a nominee and to serving as a trustee if elected);

(v)a representation that the Eligible Holder: (A) will continue to hold the Required Shares through the annual meeting date; (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Trust, and does not presently have such intent; (C) has not nominated and will not nominate for election to the Board at the annual meeting any person other than the Nominee(s) it is nominating pursuant to Section 13; (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a trustee at the annual meeting other than its Nominee(s) or a nominee of the Board; (E) has not distributed and will not distribute to any shareholder of the Trust any form of proxy for the annual meeting other than the form distributed by the Trust; (F) has complied with and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting; and (G) has provided and will provide facts, statements and other information in all communications with the Trust and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make such information, in light of the circumstances under which it was or will be made or provided, not misleading; and

(vi)an undertaking that the Eligible Holder agrees to: (A) assume all liability stemming from any legal or regulatory violation arising out communications with the shareholders of the Trust by the Eligible Holder, its affiliates and associates or their respective agents and representatives, either before or after providing a Nomination Notice pursuant to Section 13, or out of the facts, statements or other information that the Eligible Holder or its Nominee(s) provided to the Trust pursuant to this Section 13(b) or otherwise in connection with the inclusion of such Nominee(s) in the Trust’s proxy statement pursuant to Section 13; (B) indemnify and hold harmless the Trust and each of its trustees, directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its trustees, directors, officers or employees arising out of any nomination submitted by the Eligible Holder pursuant to Section 13; and (C) file with the SEC any solicitation or other communication with the shareholders of the Trust relating to the meeting at which its Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(5)In addition to the information required pursuant to Section 13(b)(4) or any other provision of these Bylaws, the Trust may require: (i) each Nominee to furnish any other information: (A) that may reasonably be requested by the Trust to determine whether the Nominee would be independent under the rules and listing standards of the principal United States securities exchanges upon which the common shares of beneficial interest of the Trust is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the Board in determining and disclosing the independence of the Trust’s trustees (collectively, the “Independence Standards”); (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Nominee; or (C) that may reasonably be requested by the Trust to determine the eligibility of such Nominee to be included in the Trust’s proxy statement pursuant to Section 13 or to serve as a trustee of the Trust; (ii) each Nominee to complete the Trust’s director’s and officer’s questionnaire; and (iii) the Eligible Holder to furnish any other information that may reasonably be requested by the Trust to verify the Eligible Holder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(6)The Eligible Holder may, at its option, provide to the Secretary of the Trust, at the time the Nomination Notice is provided, a written statement, not to exceed 500 words, in support of Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Holder (including any group of shareholders together constituting an Eligible Holder) in support of its Nominee(s). Notwithstanding anything to the contrary contained in Section 13, the Trust may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(7)Notwithstanding anything to the contrary contained in this Section 13(b), the Trust may omit from its proxy statement any Nominee and any information concerning such Nominee (including a Nominating Shareholder’s statement in support) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Trust), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of the Nominee, if: (A) the Trust receives a notice pursuant to Section 13(c) of Article II of these Bylaws that a shareholder intends to nominate a candidate for trustee at the annual meeting; (B) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the meeting of shareholders to present the nomination submitted or the Nominating Shareholder withdraws its nomination; (C) the Board determines that such Nominee’s nomination or election to the Board would result in the Trust violating or failing to be in compliance with the Trust’s bylaws or declaration of trust or any applicable law, rule or regulation to which the Trust is subject, including any rules or regulations of any share exchange on which the Trust’s securities are traded; (D) the Nominee was nominated for election to the Board pursuant to this Section 13(b) at one of the Trust’s two preceding annual meetings of shareholders and either withdrew or became ineligible or received a vote of less than 25% of the common shares of beneficial interests entitled to vote for such Nominee; (E) the Nominee has been, within the past three years, an officer or director of a competitor; or (F) the Trust is notified, or the Board acting in good faith determines, that a Nominating Shareholder has failed to continue to satisfy the ownership requirements described above, any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statement not misleading), the Nominee becomes unwilling or unable to serve on the Board or any material violation or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or the Nominee made under this Section 13(b). Further, notwithstanding anything to the contrary, the Trust may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the statement in support of the Nominee included in the Nomination Notice, if the Board in good faith determines that: (1) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (2) such information directly or indirectly impugns character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (3) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Trust may solicit against, and include in the proxy statement its own statement relating to, any Nominee.

(c) Any Nomination Notice or submission for other business to be properly brought before an annual meeting by a shareholder pursuant to this Section 13, the shareholder must have given timely notice thereof in writing to the Secretary of the Trust and such other business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the 120th calendar day and not earlier than the 150th calendar day prior to the first anniversary of the date of the Trust’s proxy statement released to shareholders in connection with the preceding year’s annual meeting; provided, however, that in the event that the date of the current year’s annual meeting has been changed by more than 30 days from the date of the preceding year’s meeting or if the Trust did not hold an annual meeting the preceding year, notice by the shareholder to be timely must be so delivered within a reasonable time before the Trust begins to print and mail its proxy materials. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (2) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made together and (3) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Trust’s books, and of such beneficial owner and (B) the number of each class of shares of the Trust which are owned beneficially and of record by such shareholder and such beneficial owner.

(d) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Trust’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Trustees are to be elected: (i) pursuant to the Trust’s notice of meeting; (ii) by or at the direction of the Board; or (iii) provided that the Board has determined that Trustees shall be elected at such special meeting, by any shareholder of the Trust who was a shareholder of record both at the time of giving of notice provided for in this Section 13(d) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13(d). In the event the Trust calls a special meeting of shareholders for the purpose of electing one or more Trustees to the

Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position as specified in the Trust’s notice of meeting, if the shareholder’s notice containing the information required by paragraph (a)(2) of this Section 13(d) shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a shareholder’s notice as described above.

(e) General.

(1)Only such persons who are nominated in accordance with the procedures set forth in Section 13(b) shall be eligible to serve as Trustees and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 13 and, if any proposed nomination or business is not in compliance with this Section 13, to declare that such nomination or proposal shall be disregarded.

(2)For purposes of this Section 13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3)Notwithstanding the foregoing provisions of this Section 13, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13. Nothing in this Section 13 shall be deemed to affect any rights of shareholders to request inclusion of proposals in, nor the right of the Trust to omit a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

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